Exhibit 21

                     SUBSIDIARIES OF U.S. HOME & GARDEN INC.


Name of Subsidiary                                        State of Incorporation
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Easy Gardener, Inc.                                             Delaware

Emerald Products Corp.                                          Delaware

Golden West Agri-Products, Inc.                                 California

Weatherly Consumer Products Group, Inc.*                        Delaware

Weatherly Consumer Products, Inc.+                              Delaware






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* Subsidiary of Easy Gardener, Inc.

+ Subsidiary of Weatherly Consumer Products Group, Inc